Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 49, National Trust 312 and Florida Trust 117:

We consent to the use of our report dated July 10, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
July 10, 2002